UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2015

Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 2, 2015, Churchill Downs Incorporated, a Kentucky corporation (the “Company”) (NASDAQ:CHDN) and Saratoga Harness Racing, Inc. (“SHRI”) completed the previously announced transaction whereby the Company, in exchange for consideration of approximately $24.8 million, acquired a 25 percent membership interest in Saratoga Casino Holdings LLC (“SCH”). SCH is a newly formed entity that includes Saratoga Casino and Raceway in Saratoga Springs, NY and its 50 percent interest in a joint venture with Delaware North Companies to manage the Gideon Putnam Hotel and Resort in Saratoga Springs, N.Y. The purchase price remains subject to adjustments for SCH’s working capital related to the transferred New York operations. The Company is funding the purchase price with borrowings under its existing credit facility.

Subject to additional regulatory approval, in Colorado, SHRI shall also contribute its controlling interest in Saratoga Casino Black Hawk in Black Hawk, Colo. At such time as approval is granted by the Colorado Division of Gaming for SHRI’s contribution of its Colorado assets to SCH, the Company shall pay additional consideration of approximately $6.4 million for its pro-rata ownership of the Colorado assets.

A copy of the press release issued by the Company announcing the completion of the transaction is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits
(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
October 2, 2015	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary